UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

ShotSpotter, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38107	47-0949915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39300 Civic Center Dr. Suite 300
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 794-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	SSTI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2021, ShotSpotter, Inc. (the “Company”) announced that Ruby Sharma had been appointed to the Board of Directors of the Company as a Class III director to serve until the 2023 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. In connection with Ms. Sharma’s appointment, the Board increased the authorized number of Class III directors to three. The Board of Directors has also appointed Ms. Sharma to serve as a member of the Audit Committee.

Ms. Sharma has served as Managing Partner of RNB Strategic Advisors, a strategic advisory firm, since September 2018. From 2004 to December 2017, Ms. Sharma served as Senior Partner and from 2002 to 2004 as Senior Manager at Ernst & Young LLP. From 1999 to 2002, Ms. Sharma served as Senior Manager at Arthur Andersen LLP. From 1996 to 1998, Ms. Sharma served as Senior Manager at Grant Thornton GmbH. Ms. Sharma holds a B.A. in Economics from Delhi University. Ms. Sharma is a Fellow Chartered Accountant of the Institute of Chartered Accountants in England and Wales and completed an Executive Program at Northwestern University Kellogg School of Management.

Ms. Sharma will receive compensation as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy, as filed with the Securities and Exchange Commission on August 12, 2021 as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 as the same may be amended from time to time.

In connection with her appointment to the Board, the Company will enter into its standard indemnification agreement with Ms. Sharma, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify Ms. Sharma to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by her as a result of either of her being made a party to certain actions, suits, investigations and other proceedings by reason of the fact that she is or was a director of the Company or a director of any other entity at the request of the Company.

Ms. Sharma was not appointed as a director pursuant to any arrangement or understanding with any person. There are no family relationships between Ms. Sharma and any director or other executive officer of the Company. Except as described above, Ms. Sharma has not engaged in any transaction with the Company that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ShotSpotter, Inc.

Date: December 13, 2021	By:	/s/ Ralph A. Clark
Ralph A. Clark
President and Chief Executive Officer